Exhibit 99.1

University of Kentucky Expands Collaborative Program with Large Scale Biology Corporation for Developing Pharmaceuticals from Tobacco

VACAVILLE, CALIFORNIA, December 23, 2004.   Large Scale Biology Corporation (Nasdaq: LSBC) today announced the filing of an SEC Form 8-K statement covering additional financing for the Company from Kentucky Technology, Inc., a for-profit economic development company formed by the University of Kentucky.  The $2.9 million loan will be used for further development and commercialization of LSBC’s technologies for plant-made pharmaceuticals and enhancement of collaborative programs between the University of Kentucky (UK) and LSBC.

LSBC’s biomanufacturing facility is located in Owensboro, Kentucky.  The Company develops and manufactures therapeutic proteins and vaccines using tobacco-related varieties as its host plants.  LSBC is already working with UK’s Tobacco Research and Development Center scientists to develop varieties of tobacco and agricultural practices that enhance the production yield and efficiency of plant-made pharmaceuticals to maximize the value of LSBC’s proprietary technologies.  The new support will help focus the UK/LSBC collaboration on LSBC’s and third-party product targets with commercial potential.

“The University of Kentucky’s unique agronomic programs complement LSBC’s protein manufacturing technologies very well, and we look forward to expanding what is already a successful collaboration,” said Ronald J. Artale, LSBC’s Chief Operating Officer.   “The new financing creates a vehicle for UK scientists to work with our bioprocessing experts at our Owensboro bioprocessing campus on projects of mutual interest.  We are very pleased with the University’s support of this program,” Mr. Artale concluded.

About LSBC
Large Scale Biology Corporation is a biotechnology company developing and biomanufacturing biotherapeutics, vaccines and industrial proteins for important life science industry markets. Corporate headquarters, molecular biology and product design laboratories are located in Vacaville, California, and the Company’s bioprocess development and commercial-scale biomanufacturing facilities are located in Owensboro, Kentucky.  In addition to its class-leading internal capabilities, LSBC relies on a network of industry, government and academic collaborators throughout the US and Europe to achieve rapid, commercially relevant product discovery, optimization and manufacturing.  For more information about Large Scale Biology Corporation, visit the Company’s website at www.lsbc.com.

This release contains forward-looking statements about applications of LSBC’s technologies and potential markets for our products. These forward-looking statements involve risks, uncertainties and situations that may cause our actual results to differ materially from those implied by these statements, including our ability to obtain additional capital to fund our ongoing operations, our dependence upon and our ability to enter into and maintain successful relationships with collaboration partners, our ability to commercialize one of our products, the ability of our collaborators to sell products we make for them, the effectiveness of our and our collaborators’ technologies to produce specific products and/or in a cost-effective manner, any difficulties or delays in obtaining regulatory approval to test and market such products, and the requirement of substantial funding for us to preserve our technology base and product pipeline. We cannot guarantee future results. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this release. For a further list and description of such risks and uncertainties see the reports filed by Large Scale Biology Corporation with the Securities and Exchange Commission, including our reports on Forms 10-K and 10-Q. Except as required by law, we do not undertake to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

LSBC™ and our logo are trademarks of Large Scale Biology Corporation.